Exhibit 99

FOR IMMEDIATE RELEASE

3M Reports Record First-Quarter Sales and Earnings

- Company Raises Growth and Earnings Estimates for 2006 -

ST. PAUL, Minn. - April 21, 2006 - 3M (NYSE: MMM) today announced its sales and profit results for the first quarter 2006.

First-quarter net income was $899 million, or $1.17 per share, versus $771 million, or $0.97 per share, in the first quarter of 2005. Net income and earnings per share increased 16.6 percent and 20.6 percent, respectively. Included in these results are stock option related costs of $0.02 per share in the first quarter of 2006 and $0.06 per share in the first quarter of 2005(a).

“This was an outstanding quarter for 3M, characterized by broad-based growth from our entire portfolio and continued strong leverage to the bottom line. Quarterly sales reached an all-time high with local-currency growth of over 10 percent, and we delivered a double-digit net income increase while also investing for the future,” said George W. Buckley, 3M chairman, president and CEO. “We are off to a very strong start in 2006 which gives me great confidence in the ability of our teams around the world to drive accelerated growth and achieve superior financial results.”

First-quarter worldwide sales in U.S. dollars totaled $5.6 billion, up 8.3 percent compared to the first quarter of 2005. Total local-currency sales increased 10.4 percent, including 2.3 percent from acquisitions, primarily CUNO. Local-currency sales increased 15.6 percent in Safety, Security and Protection Services, 14.0 percent in Industrial and Transportation (including 7.5 percent due to CUNO), 10.6 percent in Electro and Communications, 9.5 percent in Display and Graphics, 8.4 percent in Consumer and Office, and 4.9 percent in Health Care.

“Looking ahead, we expect continued strong sales and earnings growth through the rest of 2006,” said Buckley. “For the longer term, I see tremendous opportunity for the people of 3M to transform our many strengths — innovative technology and products, broad geographic presence and capability, and established positions in many fast growth end-markets — into even greater sustainable growth.”

3M also provided revised 2006 sales growth and earnings estimates. The company raised its 2006 revenue growth guidance, and now expects full-year, organic local-currency growth of between 5.5 and 8 percent, up from a previous full-year organic local-currency growth expectation of 4 to 7 percent. The company expects an additional approximately 1.5 percent full-year local-currency growth from closed acquisitions. The company also increased its 2006 earnings estimate, and now expects earnings per share to be in the range of $4.55 to $4.65, up from previous full-year guidance of $4.45 to $4.60 per share. Both ranges include an estimated $0.16 per share cost from stock options.

For the second quarter of 2006, the company expects organic local-currency sales growth of 5 to 8 percent with an additional approximately 2.5 percent from closed acquisitions. Earnings per share are expected to be in the range of $1.14 to $1.17, including an estimated $0.08 per share cost from stock options expensing. In the second quarter of 2005, 3M earned $1.06 per share including a $0.04 per share cost from stock options expensing and excluding the one-time impact of the American Jobs Creation Act(b).

George W. Buckley, and Patrick D. Campbell, senior vice president and chief financial officer, will conduct an investor teleconference at 9 a.m. Eastern Time (8 a.m. Central Time) today. Investors can access a webcast of this conference, along with related charts and materials, at http://investor.3M.com.

(a) 3M adopted Statement of Financial Accounting Standards No. 123R effective January 1, 2006, using the modified retrospective method, with prior periods adjusted to give effect to the fair-value-based method of accounting for stock option awards granted in fiscal years beginning on or after January 1, 1995.

(b) During the quarter ended June 30, 2005, the company completed its evaluation of the repatriation provision of the American Jobs Creation Act of 2004 (Jobs Act) and recognized $75 million, net of available foreign tax credits, of related tax liability. The company reinvested approximately $1.8 billion of foreign earnings in the United States pursuant to the provisions of the Jobs Act in 2005.

Forward-Looking Statements

This news release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) about the company’s financial results and estimates, business prospects, and products under development that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic conditions; (2) competitive conditions and customer preferences; (3) foreign currency exchange rates and fluctuations in those rates; (4) the timing and acceptance of new product offerings; (5) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (6) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (7) generating less productivity improvements than estimated; and (8) legal proceedings, including the outcome of pending Congressional action concerning asbestos-related litigation and other significant developments that could occur in the legal and regulatory proceedings described in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2005 (the “Report”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Report under Part I, Item 1A “Risk Factors.” The information contained in this news release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this release as a result of new information or future events or developments.

About 3M - A Global, Diversified Technology Company

Every day, 3M people find new ways to make amazing things happen. Wherever they are, whatever they do, the company’s customers know they can rely on 3M to help make their lives better. 3M’s brands include Scotch, Post-it, Scotchgard, Thinsulate, Scotch-Brite, Filtrete, Command and Vikuiti. Serving customers in more than 200 countries around the world, the people of 3M use their expertise, technologies and global strength to lead in major markets including consumer and office; display and graphics; electronics and telecommunications; safety, security and protection services; health care; industrial and transportation.

Scotch, Post-it, Scotchgard, Thinsulate, Scotch-Brite, Filtrete, Command and Vikuiti are trademarks of 3M.

3M Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(Millions, except per-share amounts)

(Unaudited)

	Three-months ended
	March 31
	2006	2005
Net sales	$5,595	$5,166

Operating expenses
Cost of sales	2,721	2,549
Selling, general and administrative expenses	1,183	1,145
Research, development and related expenses	322	319

Total	4,226	4,013

Operating income	1,369	1,153

Interest expense and income
Interest expense	22	20
Interest income	(8)	(16)

Total	14	4
Income before income taxes and minority interest	1,355	1,149

Provision for income taxes	443	363
Minority interest	13	15

Net income	$899	$771

Weighted average common shares outstanding — basic	754.4	771.7
Earnings per share — basic	$1.19	$1.00

Weighted average common shares outstanding — diluted	768.6	791.4
Earnings per share — diluted	$1.17	$0.97

Cash dividends paid per common share	$0.46	$0.42

3M Company and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in millions)

(Unaudited)

	Mar. 31,	Dec. 31,	Mar. 31,
	2006	2005	2005
ASSETS
Current assets
Cash and cash equivalents	$912	$1,072	$2,669
Accounts receivable — net	3,105	2,838	2,899
Inventories	2,379	2,162	1,980
Marketable securities	384	—	35
Other current assets	1,141	1,043	1,339
Total current assets	7,921	7,115	8,922
Investments	284	272	280
Property, plant and equipment — net	5,574	5,593	5,624
Prepaid pension and postretirement benefits	2,859	2,951	2,551
Goodwill, intangible assets and other assets (c)	4,975	4,877	3,672
Total assets	$21,613	$20,808	$21,049

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term borrowings and current portion of long-term debt	$1,343	$1,072	$2,201
Accounts payable	1,342	1,256	1,201
Accrued payroll	492	469	492
Accrued income taxes	932	989	950
Other current liabilities	1,348	1,452	1,393
Total current liabilities	5,457	5,238	6,237
Long-term debt	1,291	1,309	707
Other liabilities	3,876	3,866	3,521
Total liabilities	10,624	10,413	10,465
Total stockholders’ equity — net	10,989	10,395	10,584
Shares outstanding
March 31, 2006: 753,931,681 shares
December 31, 2005: 754,538,387 shares
March 31, 2005: 769,570,205 shares
Total liabilities and stockholders’ equity	$21,613	$20,808	$21,049

(c) The acquisition of CUNO in the third quarter of 2005 increased the “Goodwill, intangible assets and other assets” balance by $1.3 billion.

3M Company and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in millions)

(Unaudited)

	Three-months ended
	March 31
	2006	2005
SUMMARY OF CASH FLOWS:

NET CASH PROVIDED BY OPERATING ACTIVITIES	$625	$971
Cash flows from investing activities:
Purchases of property, plant and equipment	(190)	(235)
Acquisitions, net of cash acquired	(22)	—
Other investing activities	(376)	(67)
NET CASH USED IN INVESTING ACTIVITIES	(588)	(302)
Cash flows from financing activities:
Change in debt	269	107
Purchases of treasury stock	(251)	(671)
Reissuances of treasury stock	100	195
Dividends paid to stockholders	(347)	(324)
Other financing activities	(6)	(25)
NET CASH USED IN FINANCING ACTIVITIES	(235)	(718)
Effect of exchange rate changes on cash	38	(39)
Net increase (decrease) in cash and cash equivalents	(160)	(88)
Cash and cash equivalents at beginning of period	1,072	2,757
Cash and cash equivalents at end of period	$912	$2,669

3M Company and Subsidiaries

SUPPLEMENTAL CASH FLOW AND

OTHER SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

(Unaudited)

	Three-months ended
	March 31
	2006	2005
NON-GAAP MEASURES

Free Cash Flow:
Net cash provided by operating activities	$625	$971
Purchases of property, plant and equipment	(190)	(235)
Free Cash Flow (d)	$435	$736

OTHER NON-GAAP MEASURES:
Net Working Capital Turns (e)	5.4	5.6

(d) Free cash flow is not defined under U.S. generally accepted accounting principles (GAAP). Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the strength of the company and its ability to generate cash.

(e) The company uses various working capital measures that place emphasis and focus on certain working capital assets and liabilities. 3M’s net working capital index is defined as quarterly net sales multiplied by four, divided by ending net accounts receivable plus inventory less accounts payable. This measure is not recognized under U.S. generally accepted accounting principles and may not be comparable to similarly titled measures used by other companies.

3M Company and Subsidiaries

SALES CHANGE ANALYSIS

(Unaudited)

Three-Months Ended March 31, 2006

Sales Change Analysis	United	Inter-
By Geographic Area	States	national	Worldwide
Volume — organic	5.3%	9.8%	8.1%

Volume — acquisitions	3.4	1.7	2.3

Volume — total	8.7	11.5	10.4

Price	2.1	(1.2)	—

Total local-currency sales	10.8	10.3	10.4

Translation	—	(3.5)	(2.1)

Total sales change	10.8%	6.8%	8.3%

Worldwide	Local-		Total
Sales Change Analysis	currency	Trans-	Sales
By Business Segment	Sales	lation	Change
Industrial & Transportation (f)	14.0%	(2.4)%	11.6%

Health Care	4.9	(3.0)	1.9

Display and Graphics	9.5	(1.4)	8.1

Consumer and Office	8.4	(1.2)	7.2

Electro and Communications	10.6	(2.2)	8.4

Safety, Security and Protection Services	15.6	(2.2)	13.4

Total sales change	10.4%	(2.1)%	8.3%

(f) Industrial & Transportation includes a 7.5% benefit due to the CUNO acquisition.

3M Company and Subsidiaries

BUSINESS SEGMENTS

(Dollars in millions)

(Unaudited)

BUSINESS
SEGMENT	Three-months ended
INFORMATION	March 31
(Millions)	2006	2005
NET SALES
Industrial & Transportation	$1,702	$1,524
Health Care	966	948
Display and Graphics	915	846
Consumer and Office	761	710
Electro and Communications	604	557
Safety, Security and Protection Services	631	557
Corporate and Unallocated	16	24

Total Company	$5,595	$5,166

OPERATING INCOME
Industrial & Transportation	$381	$308
Health Care	298	272
Display and Graphics	296	285
Consumer and Office	136	114
Electro and Communications	127	95
Safety, Security and Protection Services	164	126
Corporate and Unallocated	(33)	(47)

Total Company	$1,369	$1,153

SFAS 123R Stock Option Expense Impact

(Dollars in millions, except per share amounts)

(Unaudited)

	Three months ended
	March 31
	2006	2005	Difference
Cost of sales	$2	$12	$10
% to Sales	0.0%	0.2%	0.2%

Selling, general and administrative expenses	$19	$46	$27
% to Sales	0.3%	0.9%	0.6%

Research, development and related expenses	$4	$13	$9
% to Sales	0.1%	0.3%	0.2%

Operating Income	$25	$71	$46
% to Sales	0.4%	1.4%	1.0%

Earnings per share — diluted	$0.02	$0.06	$0.04

Business Segment Stock Option Expense

(Dollars in millions)

(Unaudited)

	Three-months ended March 31
	2006	% to Sales	2005	% to Sales
Industrial & Transportation	$7	0.4%	$20	1.3%
Health Care	6	0.6%	17	1.8%
Display and Graphics	3	0.4%	10	1.2%
Consumer and Office	3	0.4%	10	1.3%
Electro and Communications	3	0.4%	7	1.3%
Safety, Security and Protection Services	3	0.4%	7	1.3%

Total Company	$25	0.4%	$71	1.4%

Quarterly Diluted Earnings Per Share Stock Option Expense

(Unaudited)

2004 Reported	Q1	Q2	Q3	Q4	Total
EPS as originally reported	$0.90	$0.97	$0.97	$0.91	$3.75
SFAS 123R impact	$(0.03)	$(0.04)	$(0.06)	$(0.06)	$(0.19)
EPS with SFAS123R impact	$0.87	$0.93	$0.91	$0.85	$3.56

2005 Reported	Q1	Q2	Q3	Q4	Total
EPS as originally reported	$1.03	$1.00	$1.10	$0.99	$4.12
SFAS 123R impact	$(0.06)	$(0.04)	$(0.02)	$(0.02)	$(0.14)
EPS with SFAS123R impact	$0.97	$0.96	$1.08	$0.97	$3.98

2005 — Excluding
Special Items(h)	Q1	Q2	Q3	Q4	Total
EPS as originally reported	$1.03	$1.09	$1.10	$1.04	$4.26
SFAS 123R impact	$(0.06)	$(0.04)	$(0.02)	$(0.02)	$(0.14)
EPS with SFAS123R impact	$0.97	$1.06	$1.08	$1.01	$4.12

2006	Q1	Q2	Q3	Q4	Total
Diluted EPS/Guidance	$1.17	$1.14-$1.17			$4.55-$4.65
Estimated SFAS123R impact included in EPS/guidance	$(0.02)	$(0.08)	$(0.03)	$(0.03)	$(0.16)

(h) In addition to disclosing results that are determined in accordance with U.S. generally accepted accounting principles (GAAP), the company also discloses non-GAAP results that exclude special items. Special items represent significant charges or credits that are important to an understanding of the company’s ongoing operations. The company provides reconciliations of its non-GAAP financial reporting to the most comparable GAAP reporting (reconciliations for the second and fourth quarter of 2005 were provided in Form 8-K’s filed on July 18, 2005 and January 24, 2006, respectively). The company believes that discussion of results excluding special items provides a useful analysis of ongoing operating trends. Earnings per share and other amounts before special items are not measures recognized under GAAP. The determination of special items may not be comparable to similarly titled measures used by other companies. During the quarter ended June 30, 2005, the Company completed its evaluation of the repatriation provision of the American Jobs Creation Act of 2004 (Jobs Act) and recognized $75 million, net of available foreign tax credits, of related tax liability. The Company reinvested approximately $1.8 billion of foreign earnings in the United States pursuant to the provisions of the Jobs Act in 2005. In March 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No.143” (“FIN 47”). In adopting FIN 47 in the fourth quarter of 2005, 3M recorded a non-cash charge of $35 million after-tax, as a cumulative effect of change in accounting principle. This charge represents conditional retirement obligations associated with 3M’s long-lived assets.

Investor Contacts:	Mark Colin	Media Contact:	Jacqueline Berry
	3M		3M
	(651) 733-8206		(651) 733-3611

Bruce Jermeland
3M
(651) 733-1807

From:

3M Public Relations and Corporate Communications

3M Center, Building 225-1S-15

St. Paul, MN 55144-1000